EXHIBIT 11
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                                 TEXACO INC. AND SUBSIDIARY COMPANIES
                           COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                    FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993
                    ---------------------------------------------------------------
                             (Millions of dollars, except per share amounts)

                                                                            (Unaudited)
                                                            --------------------------------------------
                                                            For the nine months     For the three months
                                                            ended September 30,     ended September 30,
                                                            -------------------     --------------------
                                                             1994        1993        1994        1993
                                                             ----        ----        ----        ----
                                                                      (Millions of dollars)
Primary Net Income Per Common Share
- -----------------------------------

   Net income from continuing operations                 $   598     $   910      $   281    $   317

   Net loss from discontinued operations                     (87)       (181)           -       (175)
                                                         -------     -------      -------    -------
   Net income                                                511         729          281        142
   Preferred stock dividend requirements                     (76)        (77)         (27)       (26)
                                                         -------     -------      -------    -------
   Primary net income available for common stock         $   435     $   652      $   254    $   116
                                                         =======     =======      =======    =======
   Average number of primary common shares
      outstanding (thousands)                            259,192     258,878      259,117    258,988
                                                         =======     =======      =======    =======
   Primary net income per common share                   $  1.68     $  2.52      $   .98    $   .45
                                                         =======     =======      =======    =======


Fully Diluted Net Income Per Common Share
- -----------------------------------------
   Net income                                            $   511     $   729      $   281    $   142
   Preferred stock dividend requirements of non-dilutive
      issues and adjustments to net income associated
      with dilutive securities                               (76)        (77)         (18)       (26)
                                                         -------     -------      -------    -------
   Fully diluted net income                              $   435     $   652      $   263    $   116
                                                         =======     =======      =======    =======
   Average number of primary common shares
      outstanding (thousands)                            259,192     258,878      259,117    258,988
   Additional shares outstanding assuming full
      conversion of dilutive convertible securities
      into common stock (thousands):
         Convertible debentures                                -         148          148          -
         Series B ESOP Convertible
            Preferred Stock                                    -           -       10,183          -
         Series F ESOP Convertible
            Preferred Stock                                    -           -          702          -
         Other                                                69         149           67         71
                                                         -------     -------      -------    -------
   Average number of fully diluted common
      shares outstanding (thousands)                     259,261     259,175      270,217    259,059
                                                         =======     =======      =======    =======
   Fully diluted net income per common share             $  1.68     $  2.52      $   .97    $   .45
                                                         =======     =======      =======    =======
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